UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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Canterbury Park Holding Corporation

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CANTERBURY PARK HOLDING CORPORATION

1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 3, 2021

________________________________

Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held in the Triple Crown Room at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 3, 2021, beginning at 10:00 a.m. local time, for the following purposes:

1.	To elect six directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To approve an amendment to the Canterbury Park Holding Corporation Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 100,000 shares; and

3.	To ratify the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021.

The Board of Directors has fixed the close of business on April 7, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

As our Annual Report to Shareholders for 2020, we are also separately supplying our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on March 24, 2021.

All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Whether or not you expect to attend, please vote as soon as possible. If your shares are registered in your name, information regarding how you can vote in person, over the Internet or by mail is provided in the materials sent to you, and, if you have received a proxy card, it provides information on how to vote your shares. If you hold shares beneficially through a financial institution or other nominee, please follow the voting instructions it provides. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

Randall D. Sampson
President and Chief Executive Officer

Shakopee, Minnesota

April 20, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Company’s Annual Report on Form 10-K for its 2020 fiscal year are available at: https://canterbury-park-holding-corporation.ir.rdgfilings.com/all-sec-filings/.

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

i

Appendix A: Canterbury Park Holding Corporation Employee Stock Purchase Plan, as amended through March 23, 2021

ii

CANTERBURY PARK HOLDING CORPORATION

________________________

PROXY STATEMENT FOR JUNE 3, 2021 ANNUAL MEETING OF SHAREHOLDERS

________________________

GENERAL INFORMATION

This Proxy Statement is being provided on behalf of the Board of Directors (the “Board”) of Canterbury Park Holding Corporation (the “Company,” “Canterbury,” or “we”) in connection with the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 3, 2021, beginning at 10:00 a.m. Central Daylight Time (the “Annual Meeting”). The Board of Directors is soliciting proxies to be voted at the Annual Meeting, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement available to our shareholders on or about April 20, 2021.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will be asked to vote on three matters. These are:

●	The election of six directors;

●	Approving an amendment to the Canterbury Park Holding Corporation Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 100,000 shares; and

●	Ratifying the appointment of Wipfli LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

During the informal portion following the formal portion of the Annual meeting, the Company’s management will also report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Will any other business be conducted?

While we do not expect that other business will be conducted at the Annual Meeting, we will consider other business, if any, that is properly presented at the meeting.

How does the Board recommend that I vote?

The Board of Directors named in this proxy statement recommends a vote:

●	“FOR” the election of the six nominees recommended by the Board of Directors;

●	“FOR” the approval of the amendment to the Employee Stock Purchase Plan; and

●	“FOR” the ratification of the appointment of Wipfli LLP.

Who is entitled to vote at the meeting?

If you are a shareholder of record at the close of business on April 7, 2021, you are entitled to vote at the meeting. As of April 7, 2021, there were 4,764,942 shares of common stock outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” for those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held by the financial institution or nominee in “street name.” If you are a “street name” holder, you will receive a voting instruction card, which is very similar to a proxy card. Please follow the voting instructions as directed on your voting instruction card in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can together vote at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or if the shareholder has properly submitted a proxy by mail, telephone or Internet. In addition, if a beneficial shareholder is not present in person and has not submitted a proxy, but the financial institution or other nominee has the limited power to vote the shares for the ratification of the independent registered public accounting firm, than those shares will be considered present for that agenda item and will count toward establishing a quorum.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either by:

●	Accessing the Internet website specified on your proxy card;

●	Calling the toll-free number specified on your proxy card; or

●	Signing and returning your proxy card in the postage-paid envelope provided.

If you hold shares beneficially in street name, you may also vote your shares by accessing the Internet website specified on your proxy card, by telephone or by mail following the instructions provided to you by your broker, bank, trustee or nominee. The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote in person at the meeting as described below in “May I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one proxy card or voting instruction card?

It means you hold shares of the Company stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card or voting instruction card you receive.

May I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, however, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide not to attend the meeting.

If you hold your shares in street name, and then decide to attend the meeting, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote these shares at the meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that the six director nominees receiving the most votes for election to the Board will be elected as the Company’s directors.

How are votes recorded and counted?

Shareholders may either vote FOR or WITHHOLD authority to vote for each nominee for election to the Board of Directors. Shareholders may vote FOR, AGAINST, or ABSTAIN on proposals 2 and 3.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on proposals 2 and 3, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

Brokers who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote these shares. However, brokers do not have authority to vote on “non-routine” items without these instructions. If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum but are not considered entitled to vote on proposals for which no instructions were given. Your broker or nominee has discretionary authority to vote your shares on the ratification of Wipfli as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	By sending a written notice of revocation to our Corporate Secretary;

●	By submitting another properly signed proxy card with a later date to our Corporate Secretary;

●	If you voted by telephone or through the Internet, by voting again by telephone or through the Internet prior to the close of the voting facility; or

●	By voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of preparing this proxy statement and this solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

How can a shareholder present a proposal at the 2022 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2022 Annual Meeting the written proposal must be received at our principal executive offices by the close of business on December 21, 2021. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Please review “Other Information – Shareholder Proposals and Nominees for 2022 Meeting” at the end of this Proxy Statement.

In addition, shareholders should review “Other Information – Shareholder Proposals and Nominees for 2022 Meeting” for more information regarding the steps to be taken under our bylaws for such proposal to be properly brought before shareholders at our 2022 Annual Meeting, whether or not the proposal would be included in our proxy statement for that meeting.

How can a shareholder get a copy of the Company’s 2020 Annual Report on Form 10-K?

Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 is being supplied as our Annual Report to Shareholders for 2020 with this Proxy Statement. It is also available electronically with this Proxy Statement at the link on the Notice of Annual Meeting above. Our Annual Report on Form 10-K is also available at our website, www.canterburypark.com, by following the “SEC Filings” link in the “Investor Relations” page.

What if I do not specify a choice for any matter when returning my proxy?

If you just sign and submit your proxy without voting instructions, the persons named as proxies on the proxy card will vote your shares “FOR” the election of each of the nominees to the Board of Directors presented in Proposal 1 and “FOR” Proposals 2 and 3.

If any other matters come up for a vote at the meeting, the proxy holders will vote according to the recommendations of our Board of Directors or, if there is no recommendation, in their own discretion.

CORPORATE GOVERNANCE AND BOARD MATTERS

General.

Our Board of Directors is committed to sound and effective corporate governance practices. Our policies comply with the rules of the Securities and Exchange Commission (“SEC”) and listing standards of the Nasdaq Stock Market (“Nasdaq”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access the charters of our Audit Committee, Compensation Committee, Governance Committee, and our Code of Conduct and Corporate Governance Guidelines in the Investor Relations section of our website at www.canterburypark.com or by writing to the Investor Relations Department at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, or by e-mailing our Investor Relations Department at investorrelations@canterburypark.com.

Director Independence.

The Board of Directors follows director independence guidelines that are consistent with the definitions of “independence” set forth in Nasdaq’s listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our current directors and our director nominees and has determined that, each of the following current directors qualifies as “independent” under Nasdaq listing standards: Maureen H. Bausch, Mark Chronister, John S. Himle, Carin J. Offerman and Dale H. Schenian. Current director Randall D. Sampson does not qualify as independent under Nasdaq listing standards because he is our President and Chief Executive Officer.

Board Committees and Committee Independence.

Board Committees. Our Board of Directors has established three committees: an Audit Committee, a Compensation Committee, and a Governance Committee. The composition and function of each of these committees are set forth below.

Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between us and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our accounting, financial reporting and internal controls, and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Wipfli, our independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee operates under a formal charter, which was most recently amended on June 5, 2008. The current members of the Audit Committee are Carin J. Offerman (Chair), Mark Chronister, Maureen H. Bausch, and John S. Himle, each of whom is independent under Rule 10A-3 of the Exchange Act and Nasdaq listing standards. Further, the Board of Directors has determined that Ms. Offerman and Mr. Chronister meet the Securities and Exchange Commission definition of an “audit committee financial expert.” As required by its charter, all of the members of the Audit Committee meet the Nasdaq requirements regarding financial literacy and financial sophistication. The Audit Committee held four regular meetings during 2020.

Compensation Committee. The Compensation Committee provides oversight of our overall compensation strategy, reviews and recommends to the Board of Directors the compensation of our Chief Executive Officer and the other executive officers, administers our equity-based compensation plans and oversees our 401(k) Plan and similar employee benefit plans. The Compensation Committee operates under a charter that was last amended in June 2008. The current members of the Compensation Committee are Carin J. Offerman (Chair), Maureen H. Bausch, and Dale H. Schenian, each of whom is independent under Nasdaq listing standards and the independence requirements of the Securities and Exchange Commission. The Compensation Committee held four meetings in 2020.

Governance Committee. The Governance Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, and monitors the process to assess the Board’s effectiveness. In evaluating potential nominees to the Board, the Governance Committee considers, among other things, experience, qualifications, attributes and skills, in light of the size, structure, composition, diversity and needs of the board, in the following areas: our industries; accounting and finance; business judgment; management; leadership; business strategy; risk management; and corporate governance. All candidates should have a reputation for integrity, have experience in positions with a high degree of responsibility, be leaders in the companies, institutions or professions with which they have been affiliated, and be capable of making a sound contribution to the company. The Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The current members of the Governance Committee are John S. Himle (Chair), Carin J. Offerman, and Dale H. Schenian. The Governance Committee held two meetings in 2020. In addition, members of the Governance Committee were in frequent contact with each other prior to the election of Mark Chronister to the Board in October 2020.

Meeting Attendance.

Our Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval. In 2020, the Canterbury Board held seven regular meetings at which directors participated in person, by telephone, or video conference, and in addition held several informal meetings in which all or a majority of Board members participated. Meetings generally included an executive session without the presence of non-independent directors and management.

Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. Each of our current directors attended at least 75% of the meetings of the Board and committees on which he or she served during 2020. Due to the COVID-19 pandemic, only two of the directors who were serving as of June 25, 2020, attended the Company’s 2020 Annual Meeting of Shareholders.

Selecting Nominees for Election to the Board.

The independent members of our Board of Directors, acting through the Governance Committee are responsible for recommending who will be presented as the Board’s nominees for election at our annual shareholder meetings. In selecting the nominees, the independent directors review the composition of the full Board to determine the qualifications and areas of expertise needed for effective governance. The Board does not have a formal policy with regard to diversity. Nevertheless in proposing nominees, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, ownership of or commitment to purchase our common stock, and a willingness to devote adequate time and effort to Board responsibilities, the Board seeks to have a board that reflects diversity in relevant business experience, education, skills, business relationships and associations, and personal background, as well as other factors that will contribute to Board oversight of management of the Company.

Nominations by Shareholders.

The Board of Directors will consider qualified individuals proposed by shareholders along with other potential candidates when determining what individuals it will recommend for election at our annual shareholders meeting. Shareholders can submit proposed candidates, together with appropriate biographical information, to the Board of Directors at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: Chief Executive Officer. Submissions will be forwarded to the independent directors for review and consideration.

Our bylaws provide that shareholders may directly nominate an individual for election to the Board at our shareholders meeting if certain procedures are followed. A shareholder wishing to formally nominate an individual to election to the Board at a future shareholder meeting should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals and Nominees for 2022 Annual Meeting -- Shareholder Nominations” at the end of this Proxy Statement.

Code of Conduct.

We have adopted a Code of Conduct (the “Code”) applicable to all of our officers, directors, employees and consultants that specifies guidelines for professional and ethical conduct in the workplace. The Code also incorporates a special set of guidelines applicable to our senior financial officers, including the chief executive officer, chief financial officer and others involved in preparation of our financial reports. These guidelines are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning this periodic reporting.

Contacting the Board of Directors.

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Board’s Role in Managing Risk.

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for oversight of risk management. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board related to risk management, and our Board regularly discusses with management identified major risk exposures, their potential financial impact on the Company and steps that can be taken to manage these risks.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm at regularly scheduled meetings to receive reports on the firm’s review of the Company’s financial statements. The Compensation Committee is responsible for managing risks in connection with our compensation policies, programs and practices. The Governance Committee is responsible for managing risk associated with succession planning for the Chief Executive Officer and directors, as well as corporate governance matters generally.

Director Compensation.

Compensation information paid to non-employee directors of the Company is set forth below under the caption “Director Compensation.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Governance Committee has nominated and recommend for election as our directors the six individuals named below, each of whom is a current director of the Company. The Board of Directors believes that each nominee named below will be able to serve, but if a nominee is unable to serve as a director, the persons named in the proxies have advised us that they would vote for the election of such substitute nominee as the Governance Committee may propose.

Information regarding the experience, qualifications and other attributes that qualify each of the nominees to serve on the Company’s Board is set forth below.

MAUREEN H. BAUSCH, age 66, has served as a member of the Board since October 2019. Ms. Bausch is currently a partner in Bold North Associates, providing experiential and consulting services for retail, event and destination attraction businesses. Ms. Bausch served from December 2014 until February 2018 as CEO and an Executive Board Member of the Super Bowl Host Committee in connection with the February 4, 2018 Super Bowl LII held in Minneapolis. Prior to that, Ms. Bausch worked in positions of increasing responsibility at the Mall of America, serving most recently as Executive Vice President, managing the $1B asset. Ms. Bausch’s long and deep involvement and experience in the Minnesota community and the local retail, event and destination attraction businesses brings a good perspective to the Board with Canterbury’s continuing focus on its card casino, racing and special events.

MARK CHRONISTER, age 69, has been a director since October 1, 2020. Mr. Chronister retired in 2007 as an audit partner in the Minneapolis office of PricewaterhouseCoopers, LLP (PwC) after 34 years at the firm. From 2007 to current, Mr. Chronister has been focused on board and community service. Currently, Mr. Chronister is an Advisory Board member of RiskClimate LLC, a start-up creating enterprise risk management software for higher education, the Finance and Development Council Chair and Community Council member for the Pax Christi Catholic Community, a Board member, past Treasurer and Audit and Finance Committee Chair for the Science Museum of Minnesota, and an Advisory Board member for the Hendrickson Institute of Ethical Leadership, St. Mary’s University of Minnesota. Mr. Chronister brings to the Board substantial financial expertise and he is an “audit committee financial expert.

JOHN S. HIMLE, age 66, has served as a member of the Board of the Company since October 2019. Mr. Himle is Chief Executive Officer of Himle LLC, a specialized consultancy that advises companies, not-for-profit entities and other organizations with insight and strategy related to shaping complex business decisions in related matters. Mr. Himle was the founder and Chief Executive Officer of Himle Horner and Himle Rapp and Co. before selling his interests in 2017. He also served five terms in the Minnesota House of Representatives holding a series of leadership positions, including Assistant Majority Leader and Assistant Minority Leader. Mr. Himle’s experience in, and knowledge of, government, regulatory matters, risk management, public relations and communications bring a helpful and well-informed perspective to the Company as the Company pursues its card casino, racing, special events and real estate development opportunities.

CARIN J. OFFERMAN, age 72, has been a director of the Company since 1994 and was named lead independent director in October 2019. Ms. Offerman is currently engaged in private investment activities. From 1997 to 2000, Ms. Offerman was the President and CEO of Offerman & Company, a regional investment banking and retail broker-dealer firm, and from 1990 to 1997 was its Executive Vice President.  Prior to 1990, Ms. Offerman served in various capacities with Offerman & Company for the preceding six years, including as registered representative and sales retail manager.  Ms. Offerman was a member of the board of the Minnesota Thoroughbred Association from 1993 to 1996 and served as its President in 1993 and 1994.  Ms. Offerman has been an owner and breeder of both show horses and thoroughbreds, and she has been or is currently licensed as a horse owner in Minnesota, Iowa and Nebraska.  Ms. Offerman was also a member of the Minnesota Racing Commission’s Breeders Fund Advisory Board and served as its Chair from 2003 to 2017.  As a member of the Company’s Board of Directors, Ms. Offerman brings a unique blend of entrepreneurial experience, knowledge and experience in investment banking and finance, and an understanding of the local and national horse industry.

RANDALL D. SAMPSON, age 63, co-founded the Company with his father in 1994 and has served as its President and Chief Executive Officer and on the Company’s Board of Directors since inception.  Mr. Sampson was also named Executive Chairman of the Board on October 3, 2019. After graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of Deloitte & Touche where he earned his CPA certification.  He subsequently gained experience as a controller of a private company and, thereafter, served as a Chief Financial Officer of a public company before becoming one of the three co-founders of Canterbury Park Holding Corporation in 1994.  From 1987 to 1994, Mr. Sampson also managed Sampson Farms. Since 1999, Mr. Sampson has been a director of Communications Systems, Inc. Mr. Sampson is also a director and former vice president of the Thoroughbred Racing Association of North America. Prior to becoming Chief Executive Officer, Mr. Sampson was a horse owner and active in horse industry associations and advisory boards.  As the Company’s Executive Chairman and Chief Executive Officer, Mr. Sampson brings to the Board long-time experience in the horse industry, financial expertise with over 25 years of operating history at Canterbury Park, an in-depth understanding of the Company’s personnel, operations, real estate development efforts, financial performance, financial position, challenges and opportunities.

DALE H. SCHENIAN, age 79, has been a director since 1994 and served as Vice Chair of the Board from 1994 to October 2019. Upon retiring as Vice Chair of the Board, Mr. Schenian assumed the title as Vice Chairman Emeritus. Although Mr. Schenian was a founding director of the Company, he has never served as an officer or an employee of the Company. From 1990 to 2004, Mr. Schenian was President and Chief Executive Officer of City Auto Glass Companies, a company he founded in 1990, and continued to serve as its Chairman of the Board until December 2015. Under his leadership, City Auto Glass grew from a start-up to an enterprise with facilities in more than 20 locations in Minnesota, western Wisconsin and northern Iowa. For approximately 30 years preceding launching City Auto Glass, Mr. Schenian either owned or worked for other companies in the highly competitive auto glass industry.  In addition to other leadership roles in other business and community organizations, Mr. Schenian served on the board of Bremer Bank from 1984 to 2009.  Mr. Schenian, from 1985 to present, has also been an owner and breeder of thoroughbred race horses licensed in Minnesota, Illinois, Texas, Kansas, Oklahoma, Kentucky, Iowa and Nebraska.  Mr. Schenian’s perspective is that of one whose career has been dedicated to building businesses in a highly competitive service industry, who has a high degree of knowledge about the national and local horse racing industry and, as one of the Company’s largest shareholders, who has a significant stake in the Board’s efforts to build shareholder value.

Board Voting Recommendation.

The Board of Directors unanimously recommends a vote “For” each of the nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available as of April 7, 2021, the beneficial ownership of shares of our common stock (i) by each person known by us to own of record or beneficially five percent or more of our common stock; (ii) by the Named Executive Officers listed in the Summary Compensation Table below; (iii) by each of our directors, who are also the director nominees; and (iv) by all of our current executive officers and directors as a group. Unless otherwise indicated, the persons listed below may be contacted by mail at 1100 Canterbury Road, Shakopee, Minnesota 55379.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

Randall D. Sampson (2)(3)(4)	1,129,063	23.7%
Gabelli Asset Management, Inc. (5)	612,188	12.9%
One Corporate Center
Rye, New York 10580-1435
Black Diamond Capital Management, LLC (6)	527,683	11.1%
2187 Atlantic Street
Stamford, CT 06902
Gate City Capital Management, LLC (7)	257,852	5.4%
425 South Financial Place
Chicago, IL 60605
Dale H. Schenian (4)(8)	523,677	11.0%
Carin J. Offerman (4)	107,422	2.3%
Mark Chronister (4)	2,098	*
John S. Himle (4)	6,020	*
Maureen H. Bausch (4)	5,659	*
Randy J. Dehmer (3)	10,785	*
All current directors and executive officers as a group (7 persons)	1,784,724	37.5%

*	Indicates ownership of less than one percent

(1)

Includes the following number of shares that could be acquired within 60 days of April 7, 2021 upon the vesting and settlement of outstanding deferred stock awards: Mr. Sampson, 0 shares; Mr. Schenian, 2,354 shares; Ms. Offerman, 2,354 shares; Mr. Chronister, 0 shares; Mr. Himle, 1,594 shares; Ms. Bausch, 1,594 shares; Mr. Dehmer, 0 shares; and all current executive officers and directors as a group, 7,896 shares. These shares are treated as outstanding only when determining the amount and percent owned by the respective individual or group.

(2)

Based upon an Amendment No. 19 to Schedule 13G filed by Mr. Sampson on April 15, 2021 in which Mr. Sampson reports that has of March 15, 2021 he has or shares voting and dispositive power over (i) 243,030 shares of common stock owned by Mr. Sampson individually; (ii) 23,312 shares of common stock owned jointly by Mr. Sampson and his spouse; (iii) 136,694 shares of common stock held by the Marian Arlis Sampson Exempt Marital Trust, of which Mr. Sampson is one of five trustees and Mr. Sampson and another trustee each have been delegated authority by the trustees to act alone; (iv) 58,200 shares of common stock held by the Marian Arlis Sampson Revocable Trust, of which Mr. Sampson is the sole trustee; (v) 140 shares of common stock held by the Marian Sampson IRA, of which Mr. Sampson is an attorney-in-fact authorized to act alone and Ms. Sampson retains authority to act on behalf of the Marian Sampson IRA; (vi) 667,387 shares of common stock held by Sampson Family Real Estate Holdings, LLC, of which Mr. Sampson is the sole manager; and (vii) 300 shares of common stock held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is one of five directors. The two officers of the Sampson Family Foundation have the authority to vote and dispose of the shares of common stock held by the Sampson Family Foundation. Mr. Sampson is not an officer of the Sampson Family Foundation. Mr. Sampson disclaims beneficial ownership of all of the shares of the Company’s common stock except those shares he holds individually or jointly with his spouse.

(3)	Named Executive Officer

(4)	Director and nominee for election at the Annual Meeting.

(5)

Based upon Amendment 25 to Schedule 13D filed by GAMCO Investors, Inc. on March 18, 2021, which reports shares beneficially owned as of March 17, 2021 by Gabelli Funds, GAMCO Asset Management, Teton Advisors, Inc., Gabelli & Company Investment Advisors, Inc. and MJG Associates, Inc.

(6)	Based upon Schedule 13G filed by Black Diamond Capital Management, L.L.C. and Stephen H. Deckhoff, on February 16, 2021 reporting beneficial ownership as of December 31, 2020.

(7)	Based upon Schedule 13G filed by Gate City Capital Management, LLC, on February 11, 2021 reporting beneficial ownership as of December 31, 2020.

(8)	Includes 33,000 shares held by Mr. Schenian’s spouse as to which beneficial ownership is disclaimed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which currently consists of Carin J. Offerman (Chair), Maureen H. Bausch, John S. Himle, and Mark Chronister held four meetings during 2020 with management and our independent registered public accounting firm. These meetings also included executive sessions designed to facilitate and encourage private communication between the Audit Committee and our independent registered public accounting firm. Mark Chronister joined the Audit Committee when he was elected to the Board on October 1, 2020.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2020 with management and Wipfli at its meeting on March 22, 2021. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed with the independent registered public accounting firm, the firm’s judgments as to the quality of the accounting principles applied in our financial reporting and the critical audit matter (‘‘CAM’’) addressed in the audit and the relevant financial statement accounts or disclosures that relate to the CAM. The discussions with Wipfli also included the matters required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties).

Wipfli also provided to the Audit Committee the written disclosures and the letter regarding its independence required by PCAOB Auditing Standard No. 16. This information was discussed with the Audit Committee.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

Carin J. Offerman (Chair)
Maureen H. Bausch
Mark Chronister
John S. Himle

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

General Information

The Company’s Employee Stock Purchase Plan (the “ESPP”) provides for the granting of common stock to employees of the Company based on systematic savings plan. The purpose of the ESPP is to encourage stock ownership by all employees of the Company and to provide them with further incentive to continue their employment, improve operations, increase profits, and contribute more significantly to the Company’s success. The ESPP was adopted by the Company’s Board of Directors in April 1995 and approved by the shareholders of the Company in June 1995. In 2001 and 2006, the Board and shareholders approved an increase in the number of shares authorized to be issued under the Plan from 100,000 shares to 250,000 shares and from 250,000 shares to 350,000 shares, respectively.

On March 23, 2021, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an amendment to the ESPP to increase the number of shares of common stock authorized for issuance by 100,000 shares from 350,000 to 450,000 shares of our common stock. The amendment to the ESPP was recommended by the Compensation Committee.

Amendment to the ESPP

As of April 7, 2021, there were 16,826 shares of our common stock available for future issuance under the ESPP.

The Compensation Committee and the Board of Directors believe the ESPP is, and will continue to be, an important tool in attracting and retaining employees for Canterbury Park. Without the ability to grant additional awards under the ESPP, we may not have the appropriate tools to attract and retain talented employees. Awards under the ESPP will also align the interests of participants with those of our shareholders.

In determining to increase the number of shares reserved and available for issuance under the ESPP by 100,000 shares, the Compensation Committee reviewed the potential dilution to our shareholders, our historical use of stock incentives, the number of shares remaining for grant under the ESPP, the rate of participation by our employees in the ESPP, and other factors. The Compensation Committee believes that the potential dilution from employee purchases of Canterbury Park’s common stock under the ESPP represents an acceptable balance between the interests of our shareholders in supporting the growth of our business while appropriately managing dilution from our equity compensation programs.

Summary of the ESPP

The principal features of the ESPP are summarized below. This summary is qualified in its entirety by reference to the full text of the ESPP, as proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Administration

The Compensation Committee administers the ESPP. It has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the ESPP and not inconsistent with the ESPP, to construe and interpret the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. The Compensation Committee may delegate ministerial duties to our employees, outside entities and outside professionals as the Compensation Committee so determines. The Board of Directors may also exercise the Compensation Committee’s powers and duties under the ESPP.

Share Purchases

The ESPP permits shares of our common stock to be sold to participating employees on the last calendar day of any contribution period at a price not less than the lesser of (1) 85% of the fair market value of our common stock on the first calendar day of the contribution period or (2) 85% of the fair market value of our common stock on the last calendar day of each contribution period.

Unless otherwise determined by the Board of Directors, each six-month period is a contribution period under the ESPP. The Board of Directors may, in its discretion and with prior notice, change the duration and/or frequency of contribution periods from time to time, provided that in no event will a contribution period be greater than 27 months.

Eligibility

All employees, including officers of the Company, who are employed by the Company at least one day prior to the Commencement Date of a phase and are customarily employed by the Company for more than 15 hours per week, shall be eligible to participate in such phase. Participation in the Plan is voluntary for eligible employees of the Company.

Number of Shares

The aggregate number of shares of our common stock that are available for purchase as of December 31, 2020 under the ESPP is 16,826 shares. The amendment approved by our Board of Directors on March 23, 2021 increased the number of shares reserved for issuance by 100,000 shares to a total of 116,826 shares as of immediately following the Annual Meeting assuming this Proposal 2 is approved.

No participant may purchase shares having a fair market value (determined at the beginning of each contribution period) exceeding $25,000 under the ESPP and all other employee stock purchase plans (if any) for any calendar year.

Terms and Conditions

Eligible employees elect to participate in the ESPP by completing payroll deduction authorization forms prior to the Commencement Date of the applicable phase of the ESPP. Payroll deductions are limited to 10% of a Participant’s base pay for the applicable phase of the ESPP and the minimum authorization is $10 per month. After the Commencement Date of a phase, electing Participants cannot increase or decrease the amount of payroll deductions, but may withdraw from participation during the phase, and be paid in cash all contributions in their contribution accounts. Participants who withdraw from the ESPP will not be permitted to re-enroll in the ESPP until the next contribution period.

New Plan Benefits

Because the amount of future benefits under the ESPP will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the amendment to the ESPP is approved by our shareholders. The closing price of a share of our common stock as reported on the Global Market of The Nasdaq Stock Market, Inc. on December 31, 2020, was $11.97.

Federal Income Tax Consequences

The Company believes that the ESPP is a “qualified” plan under Section 423 of the Internal Revenue Code of 1986, as amended. Under the Code, no income will result to a grantee of an option either upon the granting or upon the exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant will be reported according to the provisions of Section 421 of the Code and will be taxed either as ordinary income or as capital gain, depending upon the length of time the shares are held by the Participant.

Registration with the SEC

The shares reserved under the ESPP will be registered with the SEC pursuant to Form S-8.

Vote Required for Shareholder Approval.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting at the annual meeting in person or by proxy is required for shareholder approval of the amendment to the Canterbury Park Holding Corporation Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 100,000 shares.

Board Voting Recommendation.

The Board of Directors unanimously recommends a vote “For” approval of an amendment to the Canterbury Park Holding Corporation Employee Stock Purchase Plan to increase the number of shares authorized for issuance by 100,000 shares.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Wipfli LLP has been the Company’s independent registered public accounting firm since August 31, 2014. The Board of Directors, upon recommendation of the Audit Committee, is requesting shareholder ratification of the appointment of Wipfli to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2021. A representative of Wipfli is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed and Paid to Independent Registered Public Accounting Firms.

The table below provides a summary of fees paid to Wipfli for professional services rendered in the two fiscal years ended December 31, 2020 and 2019:

Fee Category	2020	2019
Audit Fees	$144,462	$141,194
Audit-Related Fees	-	3,500
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$144,462	$144,694

Audit Fees. This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports, auditing of our benefit plans, and the issuance of consent in connection with registration statement filings with the SEC.

Audit-Related Fees. This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” The Company paid Wipfli no such fees in 2020. In 2019, the Company paid Wipfli $3,500 for developing agreed upon procedures required under a material contract with a third party.

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions. The Company paid no fees to Wipfli for tax compliance, tax advice, or tax planning in 2020 or 2019.

All Other Fees. This category consists of all fees paid to the independent registered public accounting firm for matters than the three listed above. The Company paid Wipfli no such fees in 2020 or 2019.

Audit Committee Pre-Approval Policies and Procedures.

In addition to approving the engagement of the independent registered public accounting firm to audit our consolidated financial statements, it is the policy of the Audit Committee to approve any use of that firm for non-audit services prior to any engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm¸ it is the policy of the Audit Committee to restrict the non-audit services that may be provided to us by our independent registered public accounting firm to services that clearly would not compromise the independence of the firm.

All of the services described above for 2020 and 2019 were pre-approved by the Audit Committee before Wipfli was engaged to render the services.

Vote Required for Shareholder Approval.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting at the annual meeting in person or by proxy is required for shareholder ratification of the appointment of Wipfli to serve as the Company’s independent registered public accounting firm for the 2021 fiscal year.

Board Voting Recommendation.

The Board of Directors unanimously recommends a vote “For” ratification of Wipfli LLP as Independent Registered Public Accounting Firm for the year ended December 31, 2021.

EXECUTIVE COMPENSATION PROGRAMS AND PRACTICES

Role of the Compensation Committee in the Compensation Process.

The Compensation Committee has the following duties and responsibilities relating to executive compensation:

●	To review, approve and oversee our overall compensation strategy;

●

To review and recommend the compensation and other terms of employment of Randall D. Sampson, our Chief Executive Officer, and other executive officers (our executive officers that are identified in the “Summary Compensation Table” below are referred to as the “Named Executive Officers” or “NEOs”), and recommend to the entire Board the compensation and the other terms of employment of these officers; and

●

To oversee the administration of the Company’s incentive-based or equity-based compensation plans and periodically consider and recommend changes in existing plans or the adoption of other or additional equity-based compensation plans.

Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties. In October 2019, the Compensation Committee engaged Total Rewards Group, LLC, an executive compensation consulting firm, to provide recommendations and advice to the Compensation Committee. The Compensation Committee continued to refer to these recommendations and advice in setting compensation programs for 2020 as described below.

In discharging its responsibilities, the Compensation Committee solicits certain information and advice from our President and Chief Executive Officer, our Vice President of Finance and Chief Financial Officer, and our Vice President of Human Resources. These officers participate in the deliberations of the Compensation Committee regarding compensation of other employees, including providing information regarding salary history, historical bonus practices and related financial data, the responsibilities and performance of employees and recommendations regarding the appropriate levels of compensation, but do not take part in deliberations regarding their own compensation.

Objectives of our Compensation Programs.

It is the objective of the Compensation Committee to provide competitive levels of compensation that will attract, motivate and retain executives with superior leadership and management abilities and to provide incentives to executive officers so that we may achieve superior financial performance and to structure the forms of compensation paid to align the interests of our executive officers with those of the Company. With these objectives in mind, it has been our practice to provide a mix of base salary, bonus compensation, long-term, equity-based compensation and retirement compensation. Historically, base salary has represented approximately 75% or more of the total value of executive officer compensation, with cash bonuses, the value of long-term equity compensation and retirement compensation comprising the remainder. The Compensation Committee believes that these forms of compensation provide an appropriate combination of competitive fixed pay and variable pay as incentives to motivate superior short-term operational performance balanced with other incentives to achieve longer term operational goals and positive long-term stock price performance.

Information about the Components of our Compensation Programs.

Base Salary

We establish base salaries for our executive officers by reference to base salaries paid to executives in similar positions with similar responsibilities. We review the base salaries annually and adjustments, if any, are usually made in February or March of each year. The Compensation Committee consider other factors, including Company financial performance and subjective judgments by the Compensation Committee on individual performance based on factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory or political initiatives beneficial to our business. The Compensation Committee does not, however, assign specific weights to these various qualitative factors in making decisions on base compensation. For 2020, the Compensation Committee considered the input of its compensation consultant, Total Rewards Group, in setting the initial 2020 base salaries for the named executive officers, which reflected a 3% increase from 2019. The 2020 initial base salaries of Messrs. Sampson and Dehmer were $271,465 and $200,000, respectively.

Beginning on April 1, 2020, the salaries for our Named Executive Officers were significantly impacted by our efforts to reduce expenses and preserve liquidity in response to the COVID-19 pandemic and its impact on our business. Our Card Casino, simulcast, and food and beverage operations at Canterbury Park were generally suspended from March 16, 2020 to June 9, 2020 and again from November 21, 2020 through January 10, 2021. In response, the Compensation Committee implemented as series of adjustments beginning on April 1, 2020 that resulted in the base salaries of Messrs. Sampson and Dehmer being at a reduced level from April 1, 2020 to the end of 2020.

On April 1, 2020, we temporarily placed on unpaid furlough all Canterbury Park employees, except for a limited number of key personnel required for basic ongoing maintenance, security and management needs. As part of this process, the salary of Mr. Sampson was reduced by 50% from his initial base salary of $271,465 and the salary of Mr. Dehmer was reduced by 40% of from his initial base salary of $200,000, but these two officers continued to be employed on a full time basis.

We reopened operations on a limited basis on June 10, 2020, in compliance with Minnesota state and regulatory guidance. In connection with the reopening and our efforts to prudently manage our cash and liquidity resources, the Board determined that the initial base salary of our executive officers would continue to be reduced. The Board determined that the initial base salary of Mr. Sampson would be reduced by 15% and the initial base salary of Mr. Dehmer would be reduced by 10%.

In connection with the June 2020 continuing base salary reductions, the Board granted deferred stock awards on June 25, 2020 to our management team, including the two named executive officers. Mr. Sampson and Mr. Dehmer received deferred stock awards of 8,500 and 5,500 shares, respectively, with the following vesting schedule: (i) 60% vesting and being issued in December 2020, (ii) 20% vesting and being issued in March 2022, and (iii) 20% vesting and being issued in March 2023. The Board set the first vesting of these deferred stock awards to ensure that the executives received the approximate value that would have been delivered in base salary but for the base salary cuts implemented April 1, 2020. The Board set the second and third vesting of these deferred stock awards in order to restore the value to the executives that was lost due to the Compensation Committee’s decision not to implement a 2020 annual incentive plan or the 2020 to 2022 LTI Plan.

Effective December 13, 2020, we reduced the base pay for employees at the senior director level and above, including Mr. Sampson and Mr. Dehmer, by an additional 10% from what had previously been noted, for a total reduction of 25% and 20% from the initial base salaries of Messrs. Sampson and Dehmer, respectively. This reduction remained in effect through the balance of 2020.

Bonus Compensation

Historically, the Compensation Committee has used cash bonuses to provide exempt level employees, including executive officers, with an opportunity to receive additional cash compensation, but only if earned based on individual performance and the Company’s financial performance. Each year, the Compensation Committee has typically adopted a plan for paying annual incentive compensation to the NEOs, as well as other officers and key employees called the Canterbury Park annual incentive plan. Under the annual incentive plan, participating employees including the NEOs were able to earn a percentage of their respective annual base salaries based upon achievement of performance goals set by the Compensation Committee relating to specified performance measures determined by the Compensation Committee.

Effective April 1, 2020, we suspended our 2020 annual incentive plan until there was more certainty about our reopening and future operations. Due to the general uncertainty that persisted throughout 2020, the Compensation Committee did not adopt a 2020 annual incentive plan. However, as noted above, the Compensation Committee granted the deferred stock awards in June 2020 with the intention that these awards would replace some of the value the executive officers would have otherwise received in the 2020 annual incentive plan.

Determinations Under the Long-Term Incentive Plan for 2020

The Company has adopted a plan for paying long-term, performance-based incentive compensation to the Company’s NEOs and other Senior Executives called the Canterbury Park Long Term Incentive Plan (the “LTI Plan”). The LTI Plan authorizes the grant of Long Term Incentive Awards that provide an opportunity to executive officers and other senior officers to receive a payment (a “payout”) in cash or shares of the Company’s common stock to the extent of Company achievement at the end of a period greater than one year (the “performance period”) in comparison to performance goals established for the performance period. The LTI Plan is a sub-plan of the Company’s Stock Plan. Further information regarding the LTI Plan is provided in and the text of the LTI Plan is an exhibit to the Company’s Form 8-K Report filed April 5, 2016.

The following summarizes the Compensation Committee’s historic practice in implementing the LTI Plan each year. Performance is measured over three-year performance periods. The performance goals currently used are adjusted income from operations and revenue. At the beginning of each three-year performance period, the Compensation Committee determines (i) performance goals for each of the three years in the performance period and (ii) the payout opportunities for each executive officer and other senior officers to earn incentive compensation as a percentage of his or her average annual base salary over the three-year period. Under the matrices associated with each three-year performance period, achievement of the performance goals at less than target for that year results in a decreasing payout earned and, if achievement fails to meet the minimum performance goals for that year, the participant will not earn any payout under the LTI Plan for that year. Following the end of each three-year performance period, the Company averages achievement in the three years compared to performance goals and compares the result to target achievement to determine the payout earned, which is then paid in common stock.

Due to the general uncertainty that persisted throughout 2020, the Compensation Committee did not adopt an LTI Plan for the three-year performance period of 2020 to 2022. As noted above, the Compensation Committee granted the deferred stock awards in June 2020 with the intention that these awards would replace some of the value the executive officers would have otherwise received in the 2020 to 2022 LTI Plan.

However, consistent with its past practices, the Compensation Committee made determinations relating to 2020, which impacted the third year of the 2018 to 2020 LTI Plan and the second year of the 2019 to 2021 LTI Plan as explained below.

In February 2021, the Compensation Committee made determinations regarding the achievement of 2020 performance goals to determine the overall achievement for the 2018 to 2020 LTI Plan to be paid in common stock. Mr. Dehmer did not participate in the 2018 to 2020 LTI Plan because he was not hired by the Company until June 2019. Mr. Sampson’s opportunity under the 2018 to 2020 LTI Plan as a percentage of his 2018 to 2020 average annual base salary was 25% at target and 37.5% at maximum. For the 2018 to 2020 LTI Plan, the Compensation Committee determined that the Company did not achieve the minimum performance goals for 2020 relating to adjusted income from operations, which was set at a minimum of $3,995,000 or revenue, which was set at a minimum of $57,037,000. Our actual adjusted income from operations was an adjusted loss and our revenue for 2020 was $33,140,000. The Compensation Committee did not adjust the performance period, performance goals or performance targets for the 2018 to 2020 LTI Plan to account for any adverse impacts arising from the COVID-19 pandemic. Accordingly, Mr. Sampson did not earn any payout in respect of 2020 for the 2018 to 2020 LTI Plan. Because at least the minimum performance goals were achieved for the first two years (2018 and 2019) in the 2018 to 2020 LTI Plan, the Compensation Committee averaged the achievement for the 2018 to 2020 performance period to determine that Mr. Sampson would earn a payout of $30,138, which at a stock price of $13.90 resulted in the issuance of 2,168 shares to Mr. Sampson.

In February 2021, the Compensation Committee also made determinations regarding the achievement of 2020 performance goals under the 2019 to 2021 LTI Plan. Mr. Sampson’s opportunity under the 2019 to 2021 LTI Plan as a percentage of his 2019 to 2021 average annual base salary was 25% at target and 37.5% at maximum. Mr. Dehmer’s opportunity under the 2019 to 2021 LTI Plan as a percentage of his 2019 to 2021 average annual base salary was 20% at target and 30% at maximum. For 2020, the Compensation Committee determined that the Company did not achieve the minimum performance goals for 2020 relating to adjusted income from operations, which was set at a minimum of $3,953,000 or revenue, which was set at a minimum of $57,753,000. Our actual adjusted income from operations was an adjusted loss and our revenue for 2020 was $33,140,000. The Compensation Committee did not adjust the performance period, performance goals or performance targets for the 2020 LTI Plan to account for any adverse impacts arising from the COVID-19 pandemic. Consistent with our historic practice, we expect that in the first quarter of 2022, the Compensation Committee will determine the payout earned under the 2019 to 2021 LTI Plan based on the average achievement for the three-year performance period compared to performance goals, which will then paid in common stock in the first quarter of 2022.

Summary Compensation Table.

The following table presents the compensation earned for services in all capacities during 2020 and 2019 by (i) our Chief Executive Officer, Randall D. Sampson and (ii) our Vice President of Finance and Chief Financial Officer, Randy J. Dehmer (together referred to as our “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Nonequity Incentive Compensation Plan ($)	All Other Compensation ($)(1)	Total ($)
Randall D. Sampson President and Chief Executive Officer	2020 2019	232,990 269,952	- -	141,856 66,580	- 40,457	11,926 24,461	386,772 401,450

Randy J. Dehmer Vice President of Finance and Chief Financial Officer	2020 2019	180,846 109,231	- -	41,019 -	- 21,846	5,712 2,271	227,577 133,348

_________________________________

(1)

The components of this amount include the Company’s contributions in cash or stock to the Company’s 401(k) plan to partially match contributions by the respective individuals, Company paid premium on executive term life insurance, income tax preparation fees and a Company car allowance.

(2)

Represents stock earned under the Company’s Annual Long-Term Incentive Plan (“LTI Plan”) and deferred stock awards vesting December 10, 2020. The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 5, “Stockholders’ Equity and Stock-Based Compensation” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation.

We do not have any employment agreements with any of our executive officers, each of whom serves “at will.” Additionally, we do not have any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to the Named Executive Officer at, following, or in connection with any termination or change-in-control.

Other Compensation.

The Company does not pay its executive officers compensation other than as described above. In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

Outstanding Equity Awards at Fiscal Year-End.

The following table sets forth certain information concerning outstanding equity awards held by Named Executive Officers as of December 31, 2020.

	Stock Awards
Name	Number of Unvested Stock Awards (#)		Market Value of Unvested Stock Awards ($) (1)
Randall D. Sampson	3,400	(2)	40,698
Randy J. Dehmer	2,200	(2)	26,334

_________________________________

(1)	Value based on a share price of $11.97, which was the closing sales price of our common stock on The Nasdaq Stock Market on December 31, 2020.

(2)	Deferred stock awards vested 60% in December 2020 with the remaining 40% to be vested one-half in March 2022 and one-half in March 2023.

DIRECTOR COMPENSATION

Cash Compensation.

Each non-employee director receives a retainer paid at the annual rate of $30,000 for service as a director. In addition, non-employee directors receive compensation for service on Board committees. Members of the Audit Committee receive a retainer paid at the annual rate of $8,000, and the Chair of the Audit Committee receives an additional retainer paid at the annual rate of $4,000. Members of the Compensation Committee receive a retainer paid at the annual rate of $4,000, and the Chair of the Compensation Committee receives an additional retainer paid at the annual rate of $4,000. Members of the Governance Committee receive a retainer paid at the annual rate of $4,000, and the Chair of the Governance Committee receives an additional retainer paid at the annual rate of $8,000.

Starting in April 2020, we modified the cash compensation paid to non-employee directors in an effort to preserve cash during the COVID-19 pandemic. This change was recommended by the Compensation Committee and approved by the Board. This change resulted in non-employee directors receiving deferred stock awards on June 25, 2020 in lieu of cash payments for their services on Board committees from April 2020 through June 2021. The Board retainer of $30,000 continued to be paid in cash.

Equity Compensation.

Non-employee members of our Board receive equity compensation pursuant to the terms of the Company’s Stock Plan. Under the Stock Plan, the Board has the authority to determine prior to each annual meeting of shareholders equity compensation to be paid to each non-employee director elected or re-elected at such annual meeting, including (1) whether the equity compensation should be in the form of an award of restricted stock, or deferred stock, or an award of non-qualified stock options (NQSOs), or any combination of these, and (2) the number of shares covered by the award or awards. Any awards of deferred stock, restricted stock, or NQSOs, or any combination of these, become effective and are paid to those individuals elected or re-elected as non-employee directors at the annual meeting of shareholders following the Board determination. Any award will not vest unless the non-employee director continues to serve as a director until the next following annual meeting of shareholders, and resale of the restricted stock, stock issued under a restricted stock or deferred stock award, or shares acquired upon exercise of the NQSOs may not occur until two years after the date of the annual meeting at which the awards were granted. Pursuant to Board action on June 25, 2020, the non-employee directors elected at the 2020 annual meeting, Ms. Bausch, Mr. Himle, Ms. Offerman, and Mr. Schenian each received an award of deferred stock on June 25, 2020, with the number of shares equal to $30,000 divided by the closing stock price on the date of grant. This deferred stock award will vest June 25, 2021, but not be delivered until June 25, 2022. Additionally, the non-employee directors also received an award of deferred stock in lieu of cash payments for their services on Board committees for the period April 2020 through June 2021 as described above. When Mr. Chronister was appointed to the Company’s Board of Directors, he also received shares of deferred stock on October 1, 2020 pro-rated for the period from October 1, 2020 to June 2021.

The following table represents the number of shares of deferred stock received by each non-employee director in 2020:

Name	Annual Stock Awards (#)	Stock Awards for Board Committees (#)	Total (#)
Maureen H. Bausch	2,710	1,355	4,065
Mark Chronister	1,657	441	2,098
John S. Himle	2,710	1,716	4,426
Carin J. Offerman	2,710	3,161	5,871
Dale H. Schenian	2,710	903	3,613

2020 Director Compensation.

The following table presents the cash and other compensation paid by us to each non-employee member of our Board of Directors in 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Maureen H. Bausch	$33,000	$45,000	$78,000
Mark Chronister	$7,500	$25,333	$32,833
Burton F. Dahlberg	$23,000	$0	$23,000
John S. Himle	$33,000	$49,000	$82,000
Carin J. Offerman	$37,000	$65,000	$102,000
Dale H. Schenian	$32,000	$40,000	$72,000

_______________________________

(1)	Represents a combination of retainers and committee fees received in 2020 as described above.

(2)

Represents deferred stock awards granted on June 25, 2020 to Ms. Bausch, Mr. Himle, Ms. Offerman, and Mr. Schenian and deferred stock granted on October 1, 2020 to Mr. Chronister, that vests 100% on June 3, 2021 and will be subject to restrictions on resale for an additional year. As noted above, a portion of the deferred stock awards granted on June 25, 20220 was in lieu of cash compensation for Board committee service that would have been paid through June 2021. The values expressed represent the aggregate grant date fair value for these fiscal 2020 deferred stock awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), using the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of 2020, we have not entered into any transaction, and there are no currently proposed transactions, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

Our Audit Committee Charter provides that the Audit Committee is responsible for reviewing, approving and providing oversight in regard to related party transactions. Our Code of Conduct also prohibits our employees, including our executive officers, and our directors from engaging in conflict-of-interest transactions, certain of which may also be transactions in which we and a related person has or will have a direct or indirect material interest. By its charter, the Audit Committee is empowered to periodically review the Code of Conduct, as well as any other programs established to monitor compliance with any codes of conduct or business ethics policies established in the future.

While we do not have a written policy regarding the standards to be applied by our Audit Committee in reviewing conflict of interest transactions, Minnesota law establishes a procedure to be applied to such transactions which focuses on full disclosure of all of the material facts of the transaction to the Audit Committee, approval of the transaction by disinterested directors, and a showing that the transaction was fair and reasonable to the Company at the time it was authorized, approved, or ratified. We believe the Audit Committee would apply these same standards to any potential transaction in which the Company was a participant and in which any related person had or would have a direct or indirect material interest.

DELINQUENT SECTION 16(a) REPORTS

The Company's Officers, Directors and beneficial owners of more than ten percent of the Company’s common stock are required to file reports of their beneficial ownership with the SEC. Based on the Company's review of copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2020, Executive Officers and Directors of the Company filed all reports with the SEC required under Section 16(a) to report their beneficial ownership on a timely basis, except that Randall D. Sampson filed his amendment to Schedule 13G and Form 5 in April 2021, though these were due on February 15, 2021. According to our records, all other beneficial holder’s reports have been timely filed.

OTHER INFORMATION

Shareholder Proposals and Nominees for 2022 Annual Meeting.

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where these proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about June 2, 2022 and proxy materials in connection with that meeting are expected to be mailed on or about April 20, 2022. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by December 21, 2021, in order to be considered for inclusion in the Board of Directors’ proxy statement and proxy card for the 2022 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

Our Bylaws establish an advance notice procedure with regard to (i) business shareholders may wish to present directly at an annual meeting of our shareholders and (ii) the nomination by shareholders of candidates for election as directors. Any shareholder wishing to raise an item of proper business or a nominee directly at an annual meeting must timely comply with the procedural and content requirements of our Bylaws.

Properly Brought Business. Our Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of that shareholder’s intention to bring that business before the meeting. To be timely, the notice must be given by the shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of our Bylaws, which are available for inspection by our shareholders at our principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with our Bylaws.

Shareholder Nominations. Our Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by a shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to us from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of our Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person would not be eligible for election as a director.

Annual Report.

For its Annual Report to Shareholders for 2020, the Company is providing its Annual Report on Form 10-K for its fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission in connection with paper and electronic deliveries of this proxy statement, and it is also available at https://canterbury-park-holding-corporation.ir.rdgfilings.com/all-sec-filings/. Shareholders may also request our 2020 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by writing to the Secretary of the Company at our address on the first page of this Proxy Statement.

Other Matters.

Management knows of no other matters that will be presented at this 2021 Annual Meeting of Shareholders. If any other matters are properly presented at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

Randall D. Sampson
President and Chief Executive Officer

APPENDIX A

CANTERBURY PARK HOLDING CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(As Amended Through March 23, 2021)

1)    Establishment of Plan. Canterbury Park Holding Corporation (hereinafter referred to as the “Company”) proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the “Canterbury Park Holding Corporation Employee Stock Purchase Plan” (hereinafter referred to as the “Plan”). The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

2)    Purpose. The Plan is intended to encourage stock ownership by all employees of the Company and to provide them with further incentive to continue their employment, improve operations, increase profits, and contribute more significantly to the Company’s success.

3)    Administration. The Plan shall be administered by a committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company (which shall be the Compensation Committee if any is established by the Board of Directors), as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). Unless the Board of Directors limits the authority of the Committee, the Committee shall be vested with full authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall at all times be construed in a manner consistent with the requirements of Section 423 of the Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors. The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4)    Duration and Phases of the Plan. (a) The Plan will commence on April 15, 1995 and will terminate when all shares authorized for issuance under Paragraph 10 of this Plan, as it may be amended from time to time, are issued or at such earlier date as shall be determined by the Company’s Board of Directors, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of’ the Company approve the Plan within twelve (12) months before or after the date of its adoption by the Board of Directors; and, further, any amendment of this Plan to increase the number of shares authorized for issuance under Paragraph 10 of this Plan shall be considered of no force or effect and any options granted thereafter shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve such amendment of the Plan within twelve (12) months after the date Paragraph 10 is amended by the Board of Directors to increase the number of shares authorized for issuance.

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(b)    The Plan shall be carried out in one or more phases, each phase being for a period of one year or such other period of time as may be determined by the Committee; provided that no phase shall be for a period of longer than twenty-seven (27) months. No phase shall run concurrently, but a phase may commence immediately after the termination of the preceding phase. The existence and date of commencement of each phase (each a “Commencement Date”) and date of termination of each phase (each a “Termination Date”) shall be determined by the Committee or by Company officers designated and authorized by the Committee, provided that the Commencement Date of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be cancelled. Phases shall be numbered successively Phase 1, Phase 2, Phase 3, etc.

(c)    The Board of Directors may elect to accelerate the Termination Date of any phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d)   A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account without interest.

5)    Eligibility. All Employees, as defined in Paragraph 19 hereof, who are employed by the Company at least one day prior to the Commencement Date of a phase shall be eligible to participate in such phase. For any Phase, the Committee may choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

a)    Employees employed less than two years.

b)    Employees whose customary employment is 20 hours or less per week.

c)    Employees whose customary employment is not more than five months a calendar year.

d)    Highly compensated employees (as defined in Code Reg. § 1.423-2(e)).

e)    Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause this Plan to violate Code § 423 and the regulations promulgated thereunder.

6)    Participation. (a) Participation in the Plan is voluntary. An eligible Employee may elect to participate in any phase of the Plan, and thereby become a “Participant” in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative on or prior to the Commencement Date of that phase. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the phase and shall terminate on the last payday immediately following the Termination Date of that phase unless sooner terminated by the Participant as provided in Paragraph 9 hereof.

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(b)   Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she withdraws from the Plan pursuant to Paragraph 9(a), or until contributions are discontinued under Paragraph 8(a)(v)(A) or Paragraph 9(e), or is no longer an eligible Employee pursuant to Paragraph 9(f). A Participant who withdraws from the Plan pursuant to Paragraph 9(a) or is no longer an eligible Employee pursuant to Paragraph 9(f) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Paragraph 6(a) above, which shall be effective as of the next Commencement Date. A Participant whose payroll deductions were discontinued because of Paragraph 8(a)(v)(A) will automatically resume participation at the Commencement Date of the next Phase of the Plan that ends in the next calendar year, if he or she is then an eligible Employee at the same level as in effect at the time of the suspension. A Participant whose payroll deductions were discontinued because of Paragraph 9(e) may resume participation and payroll deductions on the Commencement Date of the next Phase after the Participant is again permitted to make deferrals under the Company’s deferred compensation plan, if he or she is then an eligible Employee, by proceeding as provided in Paragraph 6(a) above.

7)    Payroll Deductions. (a) Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions in increments based on a dollar amount or percentage of Base Pay (in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of 10% of such Participant’s Base Pay for the term of the phase, as determined according to Paragraph 19 hereof. The minimum authorized payroll deduction must aggregate to not less than $10 per pay period.

(b)   In the event that the Participant’s compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the phase is less than the amount anticipated to be withheld over the phase year as determined on the Commencement Date of the phase, then the extent to which the Participant may exercise such Participant’s option shall be based on the amount actually withheld on such Participant’s behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c)   All payroll deductions made for Participants shall be credited to their accounts under the Plan. The Participant may not make any separate cash payments into such account.

(d)   Except for a Participant’s right to discontinue participation in the Plan as provided in Paragraph 9, no Participant shall be entitled to increase or decrease the amount to be deducted in a given phase after the Commencement Date.

8)    Options.

a)    Grant of Option.

i)    A Participant who is employed by the Company as of the Commencement Date of a phase shall be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant's account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii)(A) hereof rounding down to the nearest whole number, subject to the limitations of in Paragraph 8(a)(v)(A) and Paragraph 10 hereof.

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ii)    The option price for these shares of common stock shall be the lower of:

A.

Eighty-five percent (85%) (or such higher percent as may be set by the Committee prior to the start of the phase) of the fair market value of shares of common stock on the Commencement Date of the phase; and

B.

Eighty-five percent (85%) (or such higher percent as may be set by the Committee prior to the start of the phase of the fair market value of shares of common stock on the Termination Date of the phase.

iii)    The fair market value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423 of the Code.

iv)    All Employees granted options pursuant to the Plan shall have the same rights and privileges, except as may be provided for in this Plan and pursuant to Treas. Reg. § 1.423-2(f). The Committee may impose uniform additional conditions and restrictions not inconsistent with Section 423 with respect to all options granted during a phase, including but not limited to restrictions on the hold and resale of shares received upon exercise of the option.

v)    Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A.

Which permits such Employee rights to purchase stock under all employee stock purchase plans of the Company, its subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

B.

If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 425(d) of the Internal Revenue Code, as amended, shall apply; or

C.	Which can be exercised after the expiration of 27 months from the date the option is granted.

vi)    The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

b)    Exercise of Option.

i)    Unless a Participant gives written notice to the Company pursuant to Paragraph 8(b) (ii) or Paragraph 9 prior to the Termination Date of a phase, such Participant’s option for the purchase of shares will be exercised automatically for such Participant as of such Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in such Participant’s account at that time will purchase at the applicable option price, subject to the limitations set forth in Paragraph 10 hereof.

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ii)    Except as provided in Paragraph 9(b), a Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the Termination Date of a phase, elect, effective as of the Termination Date of that phase, to exercise such Participant’s option for a specified number of full shares less than the maximum number which may be purchased under such Participant’s option.

iii)    As promptly as practicable after the Termination Date of any phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of his or her option, and, with respect to the balance, if any, of his or her account which was not used for the purchase of common stock, such balance shall (A) be paid to the Participant in cash following the Termination Date, if the Participant is not enrolled in the next succeeding phase of the Plan, or (B) if the Participant is enrolled in the next succeeding phase of the Plan, be deposited in the account of such Participant for such succeeding phase, along with other amounts deposited, to be used for the purchase of common stock in such succeeding phase of the Plan.

iv)    The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be expressed or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant.

9)    Withdrawal or Termination of Participation. (a) A Participant may, at any time prior to the Termination Date of a phase, withdraw all payroll deductions then credited to such Participant’s account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to such Participant without interest accrued thereon and no further payroll deductions will be made during that phase. In such event, the option granted the Participant under that phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

(b)   Notwithstanding the provisions of Paragraph 9(a) above, if a Participant is obligated to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (whether at the commencement of a Phase or during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions except in accordance with Paragraph 9(c) and (d) below.

(c)   In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a) (ii) and have the balance in the account distributed in cash with interest accrued thereon. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash, without interest, unless otherwise determined by the Committee.

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(d)   Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to such Participant’s account, without interest, shall be returned to such Participant.

(e)   In the event the Participant’s participation is suspended under the Company’s deferred compensation plan as a result of receiving a hardship withdrawal, the Participant shall be immediately and automatically suspended from the Plan and all payroll deductions shall be discontinued and returned to the Participant, without interest. The Participant shall again participate in the Plan as provided in Paragraph 6(b) above.

(f)    In the event the Participant ceases to be an eligible Employee, although still employed by the Company, the Participant shall be deemed to have discontinued participation in the Plan and all payroll deductions shall be discontinued. Participant shall have the right to purchase the number of full shares, which the accumulated payroll deductions in his or her account as of the date the employee ceases to be an eligible Employee will purchase at the option price and time specified in Paragraph 8 above. The balance remaining in Participant’s account after such purchase shall be distributed to Participant without interest.

(g)   The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)         Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)         The impact, of any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

10)   Stock Reserved for Options. (a) Four Hundred Fifty Thousand (450,000) shares1 of the Company’s $.01 par value common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

a)    If the total number of shares of Company common stock for which options are to be granted for a given phase as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be affected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

b)    The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

1 Total amount represents 350,000 shares authorized under the Plan prior to the amendment adopted by the Board on March 23, 2021 to increase the number authorized by 100,000 shares, which is subject to shareholder approval.

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c)    The shares of Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that phase of the Plan, in the names of the Participant and one other person the Participant may designate as such Participant’s joint tenant with rights of survivorship, to the extent permitted by law.

11)    Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for such Participant under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

12)    Adjustment Provision. (a) Subject to any required action by the shareholders of the Company, the number of shares which are authorized in Paragraph 10 to be issued pursuant to this Plan and the number of shares covered by each outstanding option and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)    In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c)    To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(d)   Except as hereinbefore expressly provided in this Paragraph 12, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

13)   Non-Transferability of Options. (a) Options granted under any phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during such Participant’s lifetime and after such Participant’s death only by such Participant’s beneficiary of the representative of such Participant’s estate as provided in Paragraph 9(b) hereof.

(b)   Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

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14)    Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant’s credit plus interest thereon under any phase of the Plan in the event of such Participant’s death prior to exercise of such Participant’s option pursuant to Paragraph 9(b) hereof, or to exercise such Participant’s option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Company.

Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Paragraph 9(b) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Paragraph 9(b) if such beneficiary is living on the Termination Date of the phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Paragraph 9(b) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant with interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom such beneficiary has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any phase of the Plan.

15)    Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the Termination Date of any phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Commencement Date of a phase, or (3) impair any outstanding option.

16)    Interest. The Committee may, but shall not be obligated to, authorize the payment of interest on a Participant’s payroll deductions. In any situation where the payment of interest on a Participant’s payroll deductions is authorized by the Committee, such interest shall be determined by averaging the month-end balances in the Participant’s account for the period of such Participant’s participation and computing interest thereon at such rate of interest per annum as shall be authorized by the Committee.

17)    Notices. All notices or other communications in connection with the Plan or any phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or such Participant’s designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

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18)    Participation of Subsidiaries. The Board of Directors may, by written resolution, authorize the employees of any of its subsidiaries to participate hereunder. Effective as of the date of coverage of any such subsidiary, any references herein to the “Company” shall be interpreted as referring to such subsidiary as well as to Canterbury Park Holding Corporation.

In the event that any subsidiary which is covered under the Plan ceases to be a subsidiary of Canterbury Park Holding Corporation, the employees of such subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such subsidiary ceases to be such a subsidiary.

19)    Definitions. a) “Subsidiary” shall include any corporation which shall be deemed a subsidiary of the Company under Section 425(f) of the Code.

a)      “Employee” shall mean any employee, including an officer, of the Company who as of the first day of the month immediately preceding the Commencement Date of a phase is customarily employed by the Company for more than fifteen (15) hours per week.

b)      “Base Pay” is the regular pay for employment for each employee as annualized for a twelve (12) month period, exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each phase.

20)    Miscellaneous. (a) The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

(b)     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c)     As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Paragraph 20(c) by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of stock already owned by the Participant, that number of shares having an aggregate fair market value equal to part or all of the tax payable by the Participant under the this Paragraph 20(c), and in the event shares of stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d)    The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

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(e)    The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f)    It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(g)   Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.

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________________________________

Plan History

Adopted by the Board of Directors on April 3, 1995 with 100,000 shares authorized for issuance.

Amended on April 5, 2001 by the Board of Directors to increase authorized shares by 150,000 to 250,000, with shareholder approval of such amendment occurring on June 7, 2001.

Amended by the Board of Directors August 2005 to conform to FAS 123R.

Amended in April 2006 by the Board to increase authorized shares by 100,000 to 350,000, with shareholder approval of such amendment occurring June 1, 2006.

Amended by the Board of Directors on September 8, 2011 primarily to facilitate quarterly rather than annual phases, to eliminate the mandatory payment of interest and provide for rollover of account balances at the end of a phase.

Amended by the Board of Directors on April 20, 2012, with shareholder approval of such amendments occurring on June 7, 2012, to be effective June 23, 2012 to confer discretion on the Committee to set the percentage discount from the Termination Date fair market value, to add additional categories of employees that may be excluded from the Plan as determined by the Committee, to comply with changes to federal tax and securities laws and to make additional changes to improve the administration of the Plan.

Amended by the Board of Directors on October 3, 2019.

Amended by the Board of Directors on March 23, 2021 to increase authorized shares by 100,000 to 450,000, subject to shareholder approval at the 2021 Annual Meeting of Shareholders.

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CANTERBURY PARK

CANTERBURY PARK HOLDING CORPORATION
1100 CANTERBURY ROAD
SHAKOPEE, MN 55379

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2021 for shares held directly and by 11:59 P.M. ET on 05/31/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/02/2021 for shares held directly and by 11:59 P.M. ET on 05/31/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Six Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Maureen H. Bausch 02) Mark Chronister 03) John S. Himle 04) Carin J. Offerman 05) Randall D. Sampson
06) Dale H. Schenian

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: The proxies are authorized in their discretion, to vote upon such other business as may properly come before the meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000503399_1 R1.0.0.177

CANTERBURY PARK HOLDING CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

June 03, 2021
10:00 a.m. Central Daylight Time

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

---

Canterbury Park Holding Corporation
1100 Canterbury Road
Shakopee, Minnesota 55379
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carin J. Offerman and Randall D. Sampson, as proxies, with full power of substitution, to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation to be held on Thursday, June 03, 2021 at 10:00 a.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

0000503399_2 R1.0.0.177

Continued and to be signed on reverse side